UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

RIM SEMICONDUCTOR COMPANY
(Exact name of registrant as specified in its charter)

Utah	000-21785	95-4545704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

305 NE 102nd Ave, Suite 350, Portland, Oregon 97220
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (503) 257-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2007, Thomas J. Cooper resigned from the Board of Directors of the Company for personal reasons.  The resignation was not a result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

On January 3, 2008, the Board of Directors elected William A. Swope to fill the vacancy created by the resignation of Thomas J. Cooper.  Neither Mr. Swope nor any member of his immediate family has had a direct or indirect material interest in any transaction with the Company.

Effective January 3, 2008, the Board of Directors approved the grant to William A. Swope of options to purchase 2,000,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), at an exercise price of $0.031 per share, pursuant to the Company’s 2006 Stock Incentive Plan. The options shall vest in 36 monthly installments, with the first such installment covering 57,500 shares vesting immediately and the remaining installments covering 55,500 shares each vesting on the first of each month beginning February 1, 2008.

Item 7.01    Regulation FD Disclosure.

On January 7, 2008, the Company issued a press release announcing the election of Mr. Swope and the resignation of Mr. Cooper. A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Rim Semiconductor Company Press Release, dated January 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rim Semiconductor Company

Dated: January 7, 2008	By:	/s/ Brad Ketch
Brad Ketch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Rim Semiconductor Company Press Release, dated January 7, 2008

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